<SUBMISSION-TAGS>
   [TYPE]         NSAR-B
   [CIK]          0000074206
   [PERIOD]       08/31/97
</SUBMISSION-TAGS>

<DISPLAY>
   <FILER-NAME>   OLD DOMINION INVESTORS TRUST
   [FILE-NUMBER]  811-597
</DISPLAY>